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                       SECOND AMENDMENT TO EMPLOYMENT AND
                            NON-COMPETITION AGREEMENT

         This Second Amendment is made as of the 22nd day of February 2000, by and between GEORGE R. JENSEN, JR. ("Jensen"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA").

                                   Background

         USA and Jensen entered into an Employment And Non-Competition Agreement dated November 20, 1997, and a First Amendment thereto dated June 17, 1999 (collectively, the "Agreement"). As more fully set forth herein, the parties desire to amend the Agreement in certain respects.

                                    Agreement

         NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Amendments.

         A. Subparagraph (a) of Section 1. Employment of the Agreement is hereby deleted and the following new subparagraph (a) is hereby substituted in its place:

            (a) USA shall employ Jensen as Chairman and Chief Executive Officer commencing on June 17, 1999, and continuing through June 30, 2002 (the "Employment Period") and Jensen hereby accepts such employment. Unless terminated by either party hereto upon at least 60-days notice prior to end of the original Employment Period ending June 30, 2002, or prior to the end of any one year extension of the Employment Period, the Employment Period shall not be terminated and shall automatically continue in full force and effect for consecutive one year periods.


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         B. Subparagraph (c) of Section 1. Employment of the Agreement is hereby deleted and the following new subparagraph (c) is hereby substituted in its place:

            (c) Nothing contained in subparagraph 1.(b) hereof shall prohibit Jensen from investing his personal assets in businesses which do not compete with USA, where the form or manner of such investments will not require more than minimal services on the part of Jensen in the operation of the affairs of the business in which such investments are made, or in which his participation is solely that of a passive investor; or from serving as a member of boards of directors, boards of trustees, or other governing bodies of any organization, provided that USA approves such activities in advance; or from participating in trade associations, charitable, civic and any similar activities of a not-for- profit, philanthropic or eleemosynary nature; or from attending educational events or classes. It is understood and agreed that any such permitted activities which shall occur during business hours shall be limited to no greater than forty hours per year.

         C. Subparagraph (a) of Section 2. Compensation and Benefits of the Agreement is hereby deleted and the following new subparagraph (a) is hereby substituted in its place:

            (a) In consideration of his services rendered, commencing March 1, 2000, USA shall pay to Jensen a base salary of $135,000 per year during the Employment Period, subject to any withholding required by law. Jensen's base salary may be increased from time to time in the discretion of the Board of Directors.


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         D. Subparagraph (b) of Section 2. Compensation and Benefits of the
Agreement is hereby deleted and the following new subparagraph (b) is hereby substituted in its place:

            (b) (i) In addition to the base salary provided for in subparagraph
            (a), Jensen shall be eligible to receive such bonus or bonuses as the Compensation Committee of the Board of Directors may, in their sole discretion, pay to Jensen from time to time based upon his performance and/or the performance of USA. All awards in this regard may be made in cash or in Common Stock of USA ("Common Stock").

            (ii) As of the date of this Second Amendment, USA shall issue to Jensen 25,000 shares of fully vested Common Stock as a bonus on account of calendar year 2000. Such shares of Common Stock shall be registered under the Securities Act of 1933, as amended ("Act"), pursuant to a Form S-8, at USA's cost and expense.

            (iii) Jensen shall also be eligible to receive an additional bonus of up to 25,000 shares of Common Stock on account of the 2000 calendar year. The determination of the number of shares to be awarded to Jensen shall be made by the Compensation Committee of the Board of Directors, in their sole discretion, and shall be based upon the performance of USA and/or the performance of Jensen during the 2000 calendar year. USA shall issue to Jensen any such shares of Common Stock during January 2001. Such shares of Common Stock shall be registered under the Act pursuant to a Form S-8, at USA's cost and expense.

            (iv) Provided that Jensen is an employee of USA at the end of the original Employment Period hereunder (i.e., on June 30, 2002), and further provided that Jensen has not materially breached any provision of this Agreement if he is so employed, then USA shall issue to Jensen 40,000 fully vested shares of Common Stock. USA shall issue to Jensen such shares of Common Stock during July 2002. All of such shares shall be registered under the Act pursuant to a Form S-8, at the cost and expense of USA.


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                  Jensen shall not be entitled to any such shares of Common
                  Stock if for any reason whatsoever he is not an employee of USA on June 30, 2002. The number of shares of Common Stock issuable to Jensen shall be equitably adjusted from time to time to reflect any stock splits, stock combinations, stock subdivisions, stock recapitilizations, reverse stock splits, stock dividends paid on, and other similar events involving the Company's Common Stock occurring prior to and as of June 30, 2002.

         E. The following new subparagraph (d) is hereby added to Section 7. Business Secrets of the Agreement:

            (d) All documents, data, know-how, designs, products, ideas, equipment, inventions, names, devices, marketing information, method or means, materials, software programs, hardware, configurations, information, or any other materials or data of any kind developed by Jensen on behalf of USA or at its direction or for USA's use, or otherwise devised, developed, created, or invented in connection with Jensen's employment with USA or Jensen's affiliation with USA, and whether before or after the date of this Agreement, are and shall remain the sole and exclusive property of USA, and Jensen has and shall have no right or interest whatsoever thereto. Jensen hereby renounces and disclaims the work-for-hire doctrine and acknowledges that all such rights to intellectual property shall belong exclusively to USA and not to Jensen. Any and all rights of ownership in connection with any of the foregoing shall belong solely to USA, and all copyright, patent, trademark, or similar rights or interests shall be the sole and exclusive property of USA. Jensen hereby assigns, transfers, and conveys to USA all of Jensen's right, title and interest in and to any and all such inventions, discoveries, improvements, modifications and other intellectual property rights and agrees to take all such actions as may be required by USA at any time and with respect to any such invention, discovery, improvement, modification or other intellectual property


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            rights to confirm or evidence such assignment, transfer and conveyance. At USA's direction and request, Jensen shall execute and deliver any and all forms, documents, or applications required under any applicable copyright, patent, trademark, or other law, rule or regulation.

         2. Modification. Except as otherwise specifically set forth in Paragraph 1, the Agreement shall not be amended or modified in any respect whatsoever and shall continue in full force and effect.

         3. Capitalized Terms. Except as specifically provided otherwise herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

         4. Original Part. The amendments to the Agreement made in Paragraph 1 hereof shall be deemed to have been an original part of the Agreement and to have been effective from and after the date of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                                   USA TECHNOLOGIES, INC.



                                                   By: /s/ Stephen P. Herbert
                                                       -------------------------
                                                       Stephen P. Herbert,
                                                       President


                                                       /s/ George R. Jensen, Jr.
                                                       -------------------------
                                                        GEORGE R. JENSEN, JR.


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